As filed with the Securities and Exchange Commission on March 18, 2008

Registration No. 333-126456

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESTERN MASSACHUSETTS ELECTRIC

COMPANY

(Exact Name of Registrant as Specified in its Charter)

 (Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State of Incorporation)	04-1961130 (IRS Employer Identification Number)
One Federal Street, Building 111-4, Springfield, MA 01105 (413) 785-5871 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Kerry J. Kuhlman

Vice President and Secretary

Northeast Utilities Service Company
107 Selden Street
Berlin, CT 06037
(860) 665-5000
(Name, address and telephone number, including area code, of Agent for Service)

This Post-Effective Amendment No. 1 to Form S-3 Registration Statement is being filed solely to remove from registration securities that were registered and will not be issued in connection with the Registrant’s offering.

      On July 7, 2005, Western Massachusetts Electric Company (the “Registrant”) filed its Registration Statement on Form S-3 (No. 333-126456) (the “Registration Statement”) with the Securities and Exchange Commission with respect to $75,000,000 of the Registrant’s senior unsecured notes (the “senior notes”).

      An aggregate of $50,000,000 of the senior notes was issued and no further senior notes will be issued in connection with this offering.

        Pursuant to the Registrant’s undertaking in Part II, Item 17 in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to withdraw the Registration Statement, including all exhibits to the Registration Statement, with respect to all unsold senior notes of the Registrant senior notes registered under the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Western Massachusetts Electric Company, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berlin, State of Connecticut on the 18th day of March, 2008.

WESTERN MASSACHUSETTS ELECTRIC COMPANY (REGISTRANT)
By:	/s/ Leon J. Olivier Leon J. Olivier Chief Executive Officer and a Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Charles W. Shivery Charles W. Shivery	Chairman and a Director	March 18, 2008
/s/ Leon J. Olivier Leon J. Olivier	Chief Executive Officer and a Director	March 18, 2008
/s/ David R. McHale David R. McHale	Senior Vice President and Chief Financial Officer and a Director	March 18, 2008
/s/ Rodney O. Powell Rodney O. Powell	President and a Director	March 18, 2008
/s/ Shirley M. Payne Shirley M. Payne	Vice President—Accounting and Controller	March 18, 2008